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                                                                   EXHIBIT 21.1

LIST OF SUBSIDIARIES                               JURISDICTION OF ORGANIZATION
--------------------                               ----------------------------

Southern Community Bank                                     Florida
Southern Community Bank of Southwest Florida                Florida
Southern Community Insurance Agency, Inc.                   Florida
Southern Community Mortgage LLC                             Florida